Exhibit 99.1
Oct. 29, 2008
DTE Energy reports third quarter 2008 earnings
     DETROIT – DTE Energy (NYSE:DTE) today reported third quarter 2008 earnings of $177 million, or $1.08 per diluted share, down from reported earnings of $197 million, or $1.19 per diluted share, in the third quarter of 2007.
     Operating earnings for the third quarter 2008 were $173 million, or $1.06 per diluted share, compared with third quarter 2007 operating earnings of $136 million, or $0.82 per diluted share. Operating earnings exclude non-recurring items, certain timing-related items and discontinued operations. Operating earnings increased primarily due to O&M cost reductions at the utilities driven by non-recurring computer start-up costs in 2007, continuous improvement initiatives and lower benefit costs.
     DTE Energy reported year-to-date cash flow from operations of approximately $1 billion, up from approximately $800 million in the first three quarters of 2007.
     “We have been working diligently to identify and implement one-time cost reduction projects and continuous improvement initiatives to help DTE Energy manage the current turbulent economic times”, said Anthony F. Earley Jr., DTE Energy chairman and CEO. “While our results this quarter are encouraging, our cost reductions alone will not support increased environmental and infrastructure investments. Reasonable regulatory decisions in our current rate case and future filings, coupled with the recent passage of Michigan energy legislation, will allow Detroit Edison the opportunity to earn its authorized returns and move forward with the development of new renewable energy projects and energy efficiency initiatives. We believe these projects, while providing new construction and energy-related jobs, will help assure clean, affordable and reliable energy for Michigan’s future.”
     Reported earnings for the first nine months ended Sept. 30, 2008 were $417 million or $2.56 per diluted share versus $716 million or $4.15 per diluted share in 2007. Reported earnings decreased primarily due to the gain on the sale in 2007 of the company’s Antrim Shale gas exploration and production business. Year-to-date operating earnings were $329 million or $2.01 per diluted share, compared with $317 million or $1.84 per diluted share in 2007. Reconciliations of reported earnings to operating earnings for both the quarter ended and nine months ended Sept. 30, 2008 and 2007, are at the end of this news release.
Outlook for 2008
     “DTE Energy is maintaining its 2008 operating earnings guidance of $455 million to $520 million, or $2.80 to $3.20 per diluted share,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “Despite the current unfavorable economic environment, our ongoing pursuit of continuous improvement initiatives and one-time cost-reduction projects will keep us on track to maintain our financial targets for 2008. As always, DTE Energy remains focused on delivering value to customers and shareholders.”
Third quarter 2008 operating earnings results, by segment:
Electric Utility: Operating earnings for Detroit Edison were $0.98 per diluted share versus $0.69 in the third quarter of 2007. Drivers of the variance include non-recurring computer start-up costs in 2007, the expiration of the temporary rate reduction in 2008, one-time cost reductions, and lower benefit expenses offset in part by lower sales volumes.

Gas Utility: MichCon had an operating loss of $0.08 per diluted share versus a $0.13 loss in the third quarter of 2007. The quarter-over-quarter variance is primarily due to non-recurring computer start-up costs in 2007, one-time cost reductions and lower benefit expenses.
Gas Midstream: (Formerly Coal and Gas Midstream). The coal services business line was moved to the Power & Industrial Projects segment in the second quarter of 2008 and all historical data has been restated to reflect this realignment. The Gas Midstream segment is now composed entirely of gas pipeline and storage assets. Operating earnings in this segment of $0.07 per diluted share were greater than 2007 operating earnings of $0.05 per diluted share, primarily due to increased storage revenues.
Unconventional Gas Production: Operating earnings were $0.02 per diluted share, up from $0.01 in the third quarter of 2007. This increase in earnings is due to higher gas and oil prices partially offset by the impact from the sale of the company’s core Barnett Shale properties.
Power and Industrial Projects: This segment, which now includes the coal transportation and marketing business, reported operating earnings of $0.15 per diluted share versus $0.06 per share in the third quarter of 2007. This variance in operating earnings is driven by increased coke production coupled with higher margins on incremental volumes and a Holding Company true-up related to synfuel proceeds.
Energy Trading: Energy Trading had operating earnings of $0.10 per diluted share versus operating earnings of $0.27 in the third quarter of 2007. Lower mark-to-market gains in 2008, compared with 2007, are the primary driver of this change.
Corporate and Other: The Corporate and Other segment had an operating loss of $0.18 per diluted share compared with a loss of $0.13 in the third quarter of 2007. This variance is primarily due to a Power & Industrial Projects true-up related to synfuel proceeds.
Conference call and webcast information
     This earnings announcement, as well as a package of supplemental financial information, will be available on the company’s website at dteenergy.com/investors.
     DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EDT Thursday, Oct. 30, to discuss third quarter earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at dteenergy.com/investors. The telephone dial-in numbers for investors are (416) 915-9608 or (866) 214-7077. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 1 p.m. Thursday to Nov. 15. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 1848258.
     A package of slides with supplemental information will be available and archived on the company’s website at www.dteenergy.com/investors.
     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.3 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production, and power and industrial projects. Information about DTE Energy is available at dteenergy.com.
     Use of Operating Earnings Information — In this release, DTE Energy discusses 2008 operating earnings guidance. It is likely that certain items that impact the company’s 2008 reported results will be excluded from operating results. Reconciliations to the comparable 2008 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
     DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
     The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
     Factors that may impact forward-looking statements include, but are not limited to: the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the cost of remediation and compliance, including actual and potential new federal and state requirements that could include carbon and more stringent mercury emission controls, a renewable portfolio standard and energy efficiency mandates; nuclear regulations and operations associated with nuclear facilities; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing or the potential for loss on cash equivalents and investments; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance and stability of insurance providers; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; amounts of uncollectible accounts receivable; binding arbitration, litigation and related appeals; and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company. This release should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2007 Form 10-K and 2008 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison.
For further information, members of the media may contact:
Scott Simons, (313) 235-8808
Lorie N. Kessler, (313) 235-8807
Analysts – for further information:
Dan Miner, (313) 235-5525
Lisa Muschong, (313) 235-8505

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in Millions, Except per Share Amounts)	2008	2007 (1)	2008	2007 (1)
Operating Revenues	$2,338	$2,128	$7,159	$6,267

Operating Expenses
Fuel, purchased power and gas	1,034	763	3,332	2,596
Operation and maintenance	628	752	2,081	2,282
Depreciation, depletion and amortization	235	248	677	712
Taxes other than income	71	76	229	276
Gain on sale of non-utility assets	—	—	(128)	(897)
Other asset (gains) losses, reserves and impairments, net	(5)	3	7	22

	1,963	1,842	6,198	4,991

Operating Income	375	286	961	1,276

Other (Income) and Deductions
Interest expense	125	131	371	401
Interest income	(5)	(10)	(13)	(24)
Other income	(34)	(27)	(74)	(51)
Other expenses	22	5	45	23

	108	99	329	349

Income Before Income Taxes and Minority Interest	267	187	632	927

Income Tax Provision	97	34	231	328

Minority Interest	1	1	4	3

Income from Continuing Operations	169	152	397	596

Discontinued Operations
Income (loss) from discontinued operations, net of tax	8	(1)	22	(41)
Minority interest in discontinued operations	—	(46)	2	(161)

	8	45	20	120

Net Income	$177	$197	$417	$716

Basic Earnings per Common Share
Income from continuing operations	$1.04	$0.93	$2.45	$3.47
Discontinued operations	0.05	0.27	0.12	0.70

Total	$1.09	$1.20	$2.57	$4.17

Diluted Earnings per Common Share
Income from continuing operations	$1.03	$0.92	$2.44	$3.46
Discontinued operations	0.05	0.27	0.12	0.69

Total	$1.08	$1.19	$2.56	$4.15

Weighted Average Common Shares Outstanding
Basic	162	165	162	172
Diluted	163	166	163	173

Dividends Declared per Common Share	$0.53	$0.53	$1.59	$1.59

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30
	2008				2007 (1)
	Reported			Operating	Reported			Operating
(in Millions)	Earnings (2)	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$159	$—		$159	$107	$(1	) E	$114
						8	B

Gas Utility	(15)	2	A	(13)	(29)	6	E	(22)
						1	A

Non-utility Operations
Gas Midstream	11	—		11	9	—		9

Unconventional Gas Production	3	—		3	1	—		1

Power and Industrial Projects	26	—		26	9	—		9

Energy Trading	19	(2	) C	17	45	—		45

Total Non-utility operations	59	(2)		57	64	—		64

Corporate and Other	(34)	4	C	(30)	10	(26	) E	(20)
						(4	) F

Income from Continuing Operations	169	4		173	152	(16)		136

Discontinued Operations	8	(8	) D	—	45	(45	) D	—

Net Income	$177	$(4)		$173	$197	$(61)		$136

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

(2)	Segment results exclude inter-segment eliminations.

Adjustments key

A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
B) Detroit Thermal	Increase in loss reserve.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Results relating to discontinuance of synfuel operations.
E) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
F) Antrim sale adjustment	Adjustment to gain on sale of Antrim.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended September 30
	2008				2007 (1)
	Reported			Operating	Reported			Operating
	Earnings (2)	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$0.98	$—		$0.98	$0.64	0.05	B	$0.69

Gas Utility	(0.09)	0.01	A	(0.08)	(0.17)	0.04	E	(0.13)

Non-utility Operations
Gas Midstream	0.07	—		0.07	0.05	—		0.05

Unconventional Gas Production	0.02	—		0.02	0.01	—		0.01

Power and Industrial Projects	0.15	—		0.15	0.06	—		0.06

Energy Trading	0.11	(0.01	) C	0.10	0.27	—		0.27

Total Non-utility operations	0.35	(0.01)		0.34	0.39	—		0.39

Corporate and Other	(0.21)	0.03	C	(0.18)	0.06	(0.16	) E	(0.13)
						(0.03	) F

Income from Continuing Operations	1.03	0.03		1.06	0.92	(0.10)		0.82

Discontinued Operations	0.05	(0.05	) D	—	0.27	(0.27	) D	—

Net Income	$1.08	$(0.02)		$1.06	$1.19	$(0.37)		$0.82

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

(2)	Segment results exclude inter-segment eliminations.
Adjustments key

A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
B) Detroit Thermal	Increase in loss reserve.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Results relating to discontinuance of synfuel operations.
E) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
F) Antrim sale adjustment	Adjustment to gain on sale of Antrim.

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30
	2008				2007 (1)
	Reported			Operating	Reported			Operating
(in Millions)	Earnings (2)	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$251			$251	$207	$1	E	$228
						6	J
						14	B

Gas Utility	33	3	A	36	31	4	E	38
						3	A
Non-utility Operations
Gas Midstream	27			27	25	—		25

Unconventional Gas Production	89	(81	) G	8	(208)	211	I	9
						6	H
Power and Industrial Projects	30	1	A	31	26	—		26

Energy Trading	36	1	A	37	33	21	I	54

Total Non-utility operations	182	(79)		103	(124)	238		114

Corporate and Other	(69)	6	C	(61)	482	24	E	(63)
		2	L			(565	) I
						(4	) F

Income from Continuing Operations	397	(68)		329	596	(279)		317

Discontinued Operations	20	(20	) D	—	120	(119	) D	—
						(1	) K

Net Income	$417	$(88)		$329	$716	$(399)		$317

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

(2)	Segment results exclude inter-segment eliminations.
Adjustments key

A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
B) Detroit Thermal	Increase in loss reserve.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Results relating to discontinuance of synfuel operations.
E) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
F) Antrim sale adjustment	Adjustment to gain on sale of Antrim.
G) Barnett core sale	Gain on sale of Barnett Core.
H) Barnett impairment	Exploratory well write down.
I) Antrim sale	Net impact pertaining to Antrim sale.
J) Regulatory asset surcharge	Adjustment for billed sales.
K) 2007 oil price option	Mark to market on 2007 synfuel oil hedges.
L) Crete sale, tax true-up	Residual impact from Crete sale.

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Nine Months Ended September 30
	2008				2007 (1)
	Reported			Operating	Reported			Operating
	Earnings (2)	Adjustments		Earnings	Earnings	Adjustments		Earnings
Electric Utility	$1.54	$—		$1.54	$1.20	$0.01	E	$1.33
						0.04	J
						0.08	B

Gas Utility	0.20	0.02	A	0.22	0.18	0.02	E	0.22
						0.02	A

Non-utility Operations
Gas Midstream	0.17	—		0.17	0.15	—		0.15

Unconventional Gas Production	0.55	(0.50	) G	0.05	(1.20)	1.22	I	0.05
						0.03	H
Power and Industrial Projects	0.18	—		0.18	0.15	—		0.15

Energy Trading	0.22	—		0.22	0.19	0.12	I	0.31

Total Non-utility operations	1.12	(0.50)		0.62	(0.71)	1.37		0.66

Corporate and Other	(0.42)	0.04	C	(0.37)	2.79	0.14	E	(0.37)
		0.01	L			(3.27	) I
						(0.03	) F

Income from Continuing Operations	2.44	(0.43)		2.01	3.46	(1.62)		1.84

Discontinued Operations	0.12	(0.12	) D	—	0.69	(0.69	) D	—

Net Income	$2.56	$(0.55)		$2.01	$4.15	$(2.31)		$1.84

(1)	Synthetic Fuels was reported as a discontinued operation beginning in the fourth quarter of 2007, resulting in the reclassification of previously reported 2007 results.

(2)	Segment results exclude inter-segment eliminations.
Adjustments key

A) Performance Excellence Process	Costs to achieve savings from Performance Excellence Process.
B) Detroit Thermal	Increase in loss reserve.
C) Antrim hedge	Residual hedge impact from Antrim sale.
D) Synfuels	Results relating to discontinuance of synfuel operations.
E) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate.
F) Antrim sale adjustment	Adjustment to gain on sale of Antrim.
G) Barnett core sale	Gain on sale of Barnett Core.
H) Barnett impairment	Exploratory well write down.
I) Antrim sale	Net impact pertaining to Antrim sale.
J) Regulatory asset surcharge	Adjustment for billed sales.
K) 2007 oil price option	Mark to market on 2007 synfuel oil hedges.
L) Crete sale, tax true-up	Residual impact from Crete sale.